UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Sorrento Therapeutics, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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SUPPLEMENT TO

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

to be held on August 24, 2018

On July 19, 2018, Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) relating to the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, August 24, 2018 at 12:00 p.m. Pacific Time at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121. As previously disclosed, the record date for determining the Company’s stockholders entitled to vote at the Annual Meeting is July 16, 2018.

The Company is providing this supplement (this “Supplement”) solely to correct inadvertent errors in the Proxy Statement with respect to: (1) the omission of a statement regarding the number of persons eligible to participate in the Company’s Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”), (2) the number of employees of the Company as of December 31, 2017, notwithstanding any information to the contrary included in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2018, and (3) the CEO pay ratio disclosure.

After filing the Proxy Statement, the Company discovered that, on page 31 of the Proxy Statement, under the heading “Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation”, the Company had inadvertently omitted a statement regarding the number of persons eligible to participate in the Plan. The omitted statement regarding the number of persons eligible to participate in the 2009 Plan is provided in bold, underlined text below and states that, as of June 30, 2018, there were approximately 258 employees, six non-employee directors and 18 consultants eligible to participate in the 2009 Plan, and that there were also 24 non-employees to whom an offer of employment had been extended by the Company or an affiliate.

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Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

Our equity incentive plan is critical to our long-term goal of building stockholder value. As discussed in the “Executive and Director Compensation and Other Information” section of this proxy statement, equity incentive awards are central to our compensation program and constitute a significant portion of our named executive officers’ total direct compensation. Our Board and its Compensation Committee believe that our ability to grant equity incentive awards to new and existing employees, directors and eligible consultants has helped us attract, retain and motivate professionals with superior ability, experience and leadership capability. Historically, we have issued stock options and restricted stock under the 2009 Plan. These forms of equity compensation align the interests of our employees, directors and consultants with the interests of our stockholders, encourage retention and promote actions that result in long-term stockholder value creation.

Our equity incentive program is broad-based. As of June 30, 2018, all of our employees had received grants of equity awards, all six of our non-employee directors had received grants of equity awards and approximately seven of our approximately 18 consultants had received grants of equity awards. As of June 30, 2018, there were approximately 258 employees, six non-employee directors and 18 consultants eligible to participate in the 2009 Plan. As of June 30, 2018, there were also 24 non-employees to whom an offer of employment had been extended by the Company or an affiliate. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.

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After filing the Proxy Statement, the Company also discovered that the number of employees as of December 31, 2017 as disclosed on page 59 of the Proxy Statement under the heading “Pay Ratio Disclosure” was incorrect, and that the Pay Ratio calculation and certain disclosures related thereto were also incorrect as a result of utilizing the incorrect number of employees in the calculation. For ease of reference, the Company has included below a revised version of the entire Pay Ratio Disclosure section of the Proxy Statement with changed language in bold, underlined or strikethrough text below. Notwithstanding the inadvertent omission of certain employees and their compensation from the pay ratio calculation and disclosure originally included in the Proxy Statement, after including these individuals and their compensation in the Company’s pay ratio calculation, the estimated ratio of the Company’s CEO’s annual total compensation to its median employee’s total compensation for the fiscal year ended December 31, 2017 remains 18 to 1 as disclosed in the Proxy Statement.

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Pay Ratio Disclosure

We are a clinical stage biotechnology company focused on delivering clinically meaningful therapies to patients and their families, globally. Our primary focus is to transform cancer into a treatable or chronically manageable disease. We also have programs assessing the use of our technologies and products in auto-immune, inflammatory and neurodegenerative diseases and pain indications with high unmet medical needs. As of December 31, 2017, we had 210 employees and 19 consultants and advisors. A significant number of our management and our other employees and consultants have worked or consulted with pharmaceutical, biotechnology or medical product companies. As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Henry Ji, Ph.D., our CEO:

CEO Pay Ratio for 2017

•	The median of the annual total compensation of our employees, excluding our CEO, was $84,168~~$84,910~~;

•	The annual total compensation of our CEO, as set forth in the Summary Compensation Table, was $1,545,000*; and

•	The ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees was 18 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rule.

* As described above in the “Summary Compensation Table”, our CEO’s 2017 annual total compensation of $1,545,000 as disclosed in this section does not include the amount of any bonuses that may be awarded to our CEO for 2017 as the Compensation Committee has not, as of the date of this proxy statement, yet determined the annual bonus amounts, if any, that will be awarded to our named executive officers for 2017. We expect the Compensation Committee to assess 2017 performance and determine the 2017 annual bonus awards for our executive officers, including our CEO, by October 2018. Once such annual bonus amounts, if any, have been determined, we will, in accordance with Securities and Exchange Commission rules and regulations, file a Current Report on Form 8-K or otherwise disclose the 2017 annual bonus amount and, to the extent that any bonus award paid to our executive officers, including our CEO, for 2017 impacts the pay ratio calculation and disclosure contained herein, we will also disclose updated pay ratio disclosure within four business days after the Compensation Committee has determined the 2017 annual bonus awards for our named executive officers.

Methodology

The methodology including key assumptions and estimates used to identify the employee with compensation at the median of the annual total compensation of all our employees were based on the following:

•	In determining our employee population, we considered the individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries as of December 31, 2017, whether employed on a full-time, part-time, seasonal or temporary basis. We did not include any contractors or other non-employee workers in our employee population.

•	To identify our median employee, we chose to use a consistently-applied compensation measure, which we selected as of December 31, 2017 for the 12-month period from January 1, 2017 through December 31, 2017. For simplicity, we calculated annual base pay using a reasonable estimate of the hours worked during 2017 for hourly employees and actual salary paid for our remaining employees. ~~For 2017, we used the employee directly above the median employee due to the calculated median employee’s new hire status during fiscal year 2017.~~

•	The annual total compensation of our CEO, as set forth in the Summary Compensation Table, was $1,545,000*; and

•	For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on December 31, 2017. For permanent employees hired during 2017, we annualized their salary or base pay as if they had been employed for the entire measurement period. We did not make any cost-of-living adjustment.

Calculation

Using the aforementioned methodology, the individual identified as the ~~directly above the calculated~~ median employee ~~from our employee population~~ had actual earnings consisting of base pay and equity compensation of $84,168~~$84,910~~. The 2017 annual total compensation as determined under Item 402 of Regulation S-K for our CEO, as set forth in the Summary Compensation Table, was $1,545,000. The estimated ratio of our CEO’s annual total compensation to our median employee’s total compensation for the fiscal year ended December 31, 2017 is 18 to 1.

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Important Information

This Supplement should be read in conjunction with the Proxy Statement filed with the SEC on July 19, 2018, as supplemented by the Supplement to the Proxy Statement filed with the SEC on July 20, 2018 (the “Supplemented Proxy Statement”). To the extent the information in this Supplement differs from or updates information contained in the Supplemented Proxy Statement, the information in this Supplement controls. This Supplement does not change or update any of the other disclosures contained in the Supplemented Proxy Statement.

The date of this Supplement is August 2, 2018.